Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Wyndham International, Inc. of our report dated March 15, 2005 relating to the consolidated financial statements and financial statement schedules, except for Note 15 to the consolidated financial statements related to the change in segments, as to which the date is June 7, 2005 and except for Note 2b to the consolidated financial statements related to accounting for income taxes, as to which the date is May 16, 2005, and April 8, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, except for the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is May 16, 2005 which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 11, 2005